EXHIBIT 10.12

                   MANAGEMENT SERVICES AGREEMENT

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                   Management Services Agreement



        This Management Services Agreement ("Agreement") is made this 3rd day of December, 1998, by, between and among Sumx Inc., a Mississippi Corporation ("Sumx"), Britton & Koontz Capital
Corporation, a Mississippi Corporation ("B&K") and Bazile R.
Lanneau, Jr., an individual ("Lanneau").


                            Background


        WHEREAS, Sumx and B&K entered into a Series A Preferred Stock Purchase Agreement ("SPA") effective December 3, 1998; and

        WHEREAS, Sumx desires to obtain the management services of Lanneau and B&K desires to retain the services of Lanneau as an employee director and executive officer of B&K;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


1. For a term of up to two years Sumx will pay B&K $90,000 per year for the management services of Lanneau on a consulting basis while Lanneau provides management services to Sumx and remains an employee, director and executive officer of B&K. B&K will be responsible for Lanneau's compensation, health, retirement and other benefits and will continue established compensation plans during the term of this Agreement.


2. Lanneau will not disclose to Sumx, or use on behalf of Sumx, any confidential or proprietary information of B&K and will not disclose to B&K, or use on behalf of B&K any confidential or proprietary information of Sumx, unless authorized to do so.


3. Without additional consideration Lanneau shall promptly and fully disclose and assign to Sumx and Lanneau hereby assigns all worldwide inventions, discoveries and improvements and invention notebooks (a) arising out of, or in any way connected with, suggested by, or pertaining to Lanneau's relationship with or the business of Sumx; and (b) made or conceived by Lanneau, solely or jointly with others, during engagement with Sumx or within a period of one year after the termination of such engagement. All inventions, discoveries and improvements covered by this Agreement shall be and remain Sumx's property, whether or not disclosed, assigned or patented.


4. Both during and after his engagement with Sumx, Lanneau shall assist Sumx in every proper way, without additional compensation other than reimbursement of reasonably incurred expenses, to obtain patents in any and all countries selected by Sumx on any inventions, discoveries or improvements covered by this Agreement.

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5.    a) Lanneau recognizes that over time and at great expense,
Sumx has developed a large body of confidential or proprietary information and will continue to develop such information in the future. Lanneau agrees that all of the information Lanneau obtains during and as a result of his engagement with Sumx concerning (but not limited to) research and development efforts, features or methods of manufacture, processes, sales data, operating, profit, marketing and research plans, formulas, costs, training materials, treatment techniques, designs, computer software or hardware, customer proposals, customer and competitive information and financial and other projections relating to any business or field of endeavor or investigation by Sumx and which Sumx has not otherwise made public, whether or not developed by Lanneau, is the property of Sumx and is considered by Sumx to be confidential or proprietary to it whether or not same are marked "Confidential."


      b) Lanneau acknowledges that all of the information of the type referred to in paragraph 5(a) shall be received or developed and maintained by Lanneau in confidence and shall be used by Lanneau only so long as Lanneau provides services to Sumx and solely on behalf of Sumx.


      c) Lanneau shall not copy or cause to be made any copies, facsimiles, recordings, reproductions, samples, abstracts or summaries of the types of information referred to in paragraph 5(a) or remove same from the premises of Sumx except as may be necessary for the proper performance of Lanneau's services.
Upon termination of this management services agreement for any reason whatsoever, Lanneau shall immediately and without further request deliver all originals and copies, summaries, facsimiles, abstracts, recordings and reproductions of such information obtained during and as a result of his engagement whether or not confidential or proprietary to Sumx and Lanneau shall not use such information for Lanneau's own benefit or for the benefit of any other person or entity or disclose any such information to any person or entity without the prior written consent of Sumx.


6. a) As a result of his engagement with Sumx, Lanneau will obtain knowledge of the types of information referred to in paragraph 5(a) and of Sumx's customers, including without limitation, customer buying contacts, methods of operations, and product needs, and will develop goodwill and rapport with customers and prospective customers of Sumx. In many instances the individuals at Sumx's customers and prospective customers responsible for the purchase of the products, services and equipment sold by Sumx are also responsible for the purchase of products, service and equipment sold by Sumx's affiliated and subsidiary companies. Such information, goodwill and rapport, whether developed by Lanneau or by others in the Sumx organization are valuable assets of Sumx.

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      b) In order for Sumx to protect such information and
relationships, if Lanneau is engaged by Sumx in a sales or sales management capacity, then for the eighteen (18) consecutive calendar months immediately following termination of engagement (irrespective of the reason for such termination), Lanneau shall not directly or indirectly, for Lanneau's benefit or the benefit of any other person or entity, call upon, communicate or attempt to communicate with any customer or prospective customer or any representative of any customer or prospective customer of Sumx with whom Lanneau had any contact, communication or for which Lanneau had supervisory responsibility during the eighteen (18) consecutive calendar months preceding termination of Sumx employment if such contact or communication is with a view to or for the purpose of selling, offering for sale, influencing the purchase of, or otherwise providing any product, service or equipment competitive with any product, service, or equipment sold, offered for sale, provided, or under development by Sumx or any of its subsidiary or affiliated companies. As it relates to a Sumx subsidiary or affiliated company, the foregoing proscription shall only apply where a customer or prospective customer representative responsible for the purchase of the products, services, or equipment of Sumx is also responsible for the purchase of the products, services, or equipment of a Sumx subsidiary or affiliated company. The eighteen month period referred to herein, shall be extended by one month for each month or portion of each month during which Lanneau is in violation of this paragraph 6(b). For purposes of this paragraph 6, the phrase "prospective customer of Sumx" shall include only those prospective customers to whom Sumx has made a written proposal during the twelve (12) consecutive calendar months preceding Lanneau's disengagement with Sumx, or has made at least two sales visits.


7. If engaged by Sumx in other than a sales or sales management capacity, then for the twelve (12) consecutive calendar months immediately following termination from Sumx, Lanneau shall not accept or continue employment with or, as a self-employed person, act as a competitor of Sumx, if any part of the duties of such employment are such that Lanneau could reasonably be expected to reveal, base judgments upon or otherwise use any of Sumx's proprietary and confidential information or trade secrets.


8. For the eighteen (18) consecutive calendar months immediately following termination of Lanneau's Sumx engagement, Lanneau shall not induce or encourage, or solicit, either directly or indirectly, any employee of Sumx or any affiliated or subsidiary company to terminate their employment with Sumx or such company.


9. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Mississippi as such laws apply to agreements among Mississippi residents made and to be performed entirely within the State of Mississippi.


10. Each party has the right to terminate this agreement on 30 days written notice to the other parties. However, no termination shall invalidate the provisions of this Agreement which by their terms are to be performed or continue after termination, including without limitation, Sections 2 through 9 and Sections 11 through 14.


11. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.


12. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

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13.     This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.



14. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.



IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.





Britton & Koontz Capital Corporation


By: /s/ W. Page Ogden
    ___________________
    President & CEO


Sumx Inc.


By: /s/ Richard J. Reppert
    ______________________
    Vice President


Bazile R. Lanneau, Jr.


By: /s/ Bazile R. Lanneau, Jr.
    __________________________
    Individually